EXHIBIT 99

UNION CARBIDE CORPORATION
NEWS RELEASE


The following news release was jointly issued by The Dow Chemical Company and Union Carbide Corporation


CONTACT:  Terri McNeill, (517) 636-2876      Sean S. Clancy, (203) 794-6976
          Catherine Maxey, (517) 636-4506    Union Carbide Corporation
          The Dow Chemical Company


               DOW AND UNION CARBIDE ANTICIPATE SECOND QUARTER
                 COMPLETION OF REGULATORY REVIEWS OF MERGER

      MIDLAND, Mich. and DANBURY Conn., Jan. 21 -- The Dow Chemical Company (NYSE: DOW) and Union Carbide Corporation (NYSE: UK) today announced that they presently expect to conclude the regulatory review of the proposed merger of their two companies in the second quarter of this year.

      The companies previously announced that they had received on November 12, 1999 from the Federal Trade Commission (FTC) a request for additional information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The companies expect to be in compliance with the request in time to permit a second quarter closing. The European Commission initiated a second-phase investigation on December 22, 1999, which is scheduled to conclude on May 10, 2000. The companies are cooperating with the FTC and European Union reviews. On December 1, 1999, Union Carbide shareholders voted to adopt the agreement and plan of merger between the companies.

      For more background about the proposed Dow/Union Carbide merger, visit Dow's website at www.dow.com.


                                   - END -

2000
P3-01-001

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